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                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES OF
                         INTERNATIONAL WIRE GROUP, INC.



                                                               JURISDICTION OF
                                                               INCORPORATION OR
SUSIDIARY                                                      ORGANIZATION
Omega Wire, Inc...........................................     Delaware
OWI Corporation...........................................     New York
Wire Technologies, Inc....................................     Indiana
Camden Wire Company, Inc..................................     New York
IWG-Philippines, Inc......................................     Philippines
IWG International, Inc....................................     Barbados
International Wire Rome Operations, Inc...................     Delaware
Italtrecce-Societa Italiana Trecce & Affini S.r.l.........     Italy
International Wire Leasing, Inc...........................     Delaware
IWG Resources, Inc........................................     Nevada
International Wire SAS....................................     France
S.A. Tresse Metallique J. Forissier.......................     France
S.A. Cablerie E. Charbonnet...............................     France
S.A. Fressynet............................................     France